                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Precision Systems, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [PRECISION SYSTEMS LOGO]

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Precision Systems, Inc. (the "Company") to be held at the Tampa Bay Conference Center, 6152 126th Avenue, Largo, Florida 34643, on June 13, 1996, at 2 p.m. Eastern Time.

     Matters to be considered and acted upon at the Annual Meeting include: (i) the election of directors; (ii) First Amendment to the Stock Option Plan for Outside Directors; (iii) Second Amendment to the Stock Option Plan for Outside Directors; (iv) Second Amendment to the Employee Stock Option and Restricted Stock Plan and (v) such other matters as may properly come before the Annual Meeting.

     Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. We encourage you to review this material carefully; then sign, date, and return the proxy card in the enclosed self-addressed envelope.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.

     We appreciate your cooperation and hope to see you at the Annual Meeting.

                                          Sincerely,

                                          /s/ John R. Hindman
                                          -------------------
                                          JOHN R. HINDMAN
                                          Secretary

                            PRECISION SYSTEMS, INC.
                            11800 30TH COURT, NORTH
                         ST. PETERSBURG, FLORIDA 33716
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 1996
                             ---------------------

To Stockholders of Precision Systems, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Precision Systems, Inc. (the "Company") will be held at the Tampa Bay Conference Center, 6152 126th Avenue, Largo, Florida 34643, on June 13, 1996, at 2 p.m. Eastern Time for the following purposes:

     1. To elect five directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected.

     2. To approve the First Amendment to the Stock Option Plan for Outside Directors.

     3. To approve the Second Amendment to the Stock Option Plan for Outside Directors.

     4. To amend Section 5(a) of the Employee Stock Option and Restricted Stock Plan (the "Employee Plan") to increase the aggregate number of shares that are available for issuance under the Employee Plan to 4,000,000 from 3,000,000 shares;

     5. To act upon, as determined in the best judgment of the Secretary of the Company, who will serve as the proxy agent, such other matters as may properly come before the Annual Meeting.

     The close of business on May 3, 1996, has been fixed as the record date for the meeting. All stockholders of record at that date are entitled to vote at the meeting. A list of stockholders of record as of the record date will be available for examination by stockholders prior to the Annual Meeting at the offices of the Company, 11800 30th Court, North, St. Petersburg, Florida 33716.

                                          By the Order of the Board of Directors

                                          /s/ John R. Hindman
                                          -------------------
                                          John R. Hindman
                                          Secretary

St. Petersburg, Florida
May 10, 1996

ALL HOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK ARE URGED TO FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU SHOULD BE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON OR FOR ANY REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

PLEASE SIGN YOUR PROXY CARD AS YOUR NAME APPEARS ON THE PROXY CARD.

                            PRECISION SYSTEMS, INC.
                            11800 30TH COURT, NORTH
                         ST. PETERSBURG, FLORIDA 33716
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 1996
                             ---------------------

                SOLICITATION OF PROXY, REVOCABILITY, AND VOTING

GENERAL

     This Proxy Statement is being furnished to holders of Common Stock and Class B Common Stock and is solicited on behalf of the Board of Directors of Precision Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 13, 1996 and at any adjournments or postponements thereof. Only stockholders of record on May 3, 1996, will be entitled to vote at that meeting. On March 31, 1996, the Company had 11,505,549 shares of Common Stock and 2,415,945 shares of Class B Common Stock issued and outstanding.

     The Company's principal executive offices are located at 11800 30th Court North, St. Petersburg, Florida 33716. The approximate date on which the Proxy Statement, the Notice of Annual Meeting of Stockholders, and the accompanying proxy are first being sent to stockholders is May 10, 1996.

     Representatives from the Company's independent accountants, Deloitte & Touche LLP, will be present at the meeting and will be available to respond to appropriate questions and make statements as they may desire.

VOTING

     All shares of Common Stock and Class B Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted in favor of each of the proposals listed on the Proxy. The Board does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Each share of Common Stock entitles its holder to one vote, and each share of Class B Common Stock entitles its holder to ten votes, voting together with the Common Stock as one class, on the matters to be considered by stockholders at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding voting shares on the record date is necessary to constitute a quorum for the transaction of business. The owners of Common Stock are entitled, however, to elect 25 percent of the directors voting as a separate class, rounded up to the next whole director. Accordingly, holders of Common Stock, voting as a separate class, shall elect two directors. The holders of Common Stock and the holders of Class B Common Stock shall together elect three directors, with the Class B stockholders casting ten votes for each share of Class B Common Stock owned by such stockholders. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the same legal effect as a vote against a particular proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. If sufficient votes in favor of the proposals presented to the stockholders are not received by the date of the Annual Meeting, the person(s) named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock and Class B Common Stock present in person or by proxy at the Annual Meeting. The person(s) named as proxies will vote in favor of any such adjournment.

REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person.

SOLICITATION

     Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or otherwise, by directors, officers and other employees of the Company. Such directors, officers and other employees will not be additionally compensated; however, they may be reimbursed for out-of-pocket expenses in connection with such solicitation.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

BOARD OF DIRECTORS

     The Board of Directors of the Company held seven meetings during fiscal 1995. In addition, the Board of Directors acted by unanimous written consent on four occasions. The Board of Directors has two committees -- the Audit Committee and the Compensation and Benefits Committee.

     During the fiscal year ended August 31, 1995, all directors attended at least 75 percent of the meetings of the Board of Directors and all committees of the Board of Directors of which they were members.

AUDIT COMMITTEE

     The Audit Committee, which currently consists of Hector Alcalde (serving as Chairman of the Committee), John D. Loewenberg, and Bert Kolde, is empowered to recommend to the Board of Directors independent certified public accounting firms for selection as auditors of the Company; make recommendations to the Board on auditing matters; examine and make recommendations to the Board concerning the scope of audits; review and approve the terms of transactions between the Company and related party entities; and review such other matters as may be properly delegated to it by the Board of Directors. During the fiscal year ended August 31, 1995, the Audit Committee met one time.

COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee, which currently consists of Kwang-I Yu (serving as Chairman of the Committee), John D. Loewenberg, and Richard T. Liebhaber, is empowered to make recommendations to the Board of Directors with respect to executive salaries and bonuses and administers the Company's Employee Stock Option and Restricted Stock Plan (the "Employee Plan"). During the fiscal year ended August 31, 1995, the Compensation and Benefits Committee met five times.

COMPENSATION OF DIRECTORS

     The Company pays an annual fee of $10,000 ($2,500 per quarter) to each director not employed as an officer of the Company. It also pays each director not employed as an officer of the Company $1,000 for each meeting of the Board of Directors which he or she attends in person or $500 for each telephonic conference, plus reimbursement for all reasonable expenses incurred by such director in connection with his or her attendance at any meeting of the Board of Directors. Furthermore, the Company pays each member of a committee of the Board of Directors not employed by the Company as an officer $1,000 for each meeting of a committee of the Board of Directors which he or she attends in person, or $500 for each telephonic conference, plus reimbursement for any expenses incurred in connection with his or her attendance at any committee meeting. The outside directors of the Company also participate in the Stock Option Plan for Outside Directors (the "Plan") pursuant to which each outside director has been granted an option to purchase 25,000 shares of Common Stock (see discussion to follow regarding proposed First and Second Amendments to the Directors' Plan that are to be voted upon by the Company's Shareholders). During fiscal 1995, Bert Kolde was granted an option to purchase 25,000 shares at an exercise price of $4.625 per share, and Richard T. Liebhaber was granted an option to purchase 25,000 shares at an exercise price of $7.375 per share, in each case the fair market values of the stock on the date of grant.

     Under the Plan, options to purchase up to 500,000 shares of Common Stock may be granted to directors who are not employees of the Company. The Plan provides that each director who is not a full-time employee of the Company shall automatically be granted an option to purchase 25,000 shares of Common Stock either on the day the director is first elected to the Board; or for those directors elected prior to July 31, 1992, on that date (see discussion to follow regarding proposed First and Second Amendments to the Directors' Plan that are to be voted upon by the Company's Shareholders). The exercise price for options issued under the Plan is to be equal to the fair market value of Common Stock on the date prior to the date of grant or, in the case of options granted as of July 31, 1992, the average of the last sale prices for the ten trading days immediately following July 31, 1992. The closing price for the Company's Common Stock on July 31, 1992, was $2.50 per share.

     Options granted under the Plan are subject to the terms of a stock option agreement and vest and become exercisable equally over three years beginning on the date of grant. All options expire five years from the date of grant. Options granted under the Plan expire 30 days after the resignation of a director from the Board of Directors. The number of shares issuable under the Plan and the exercise price for options granted under the Plan are subject to adjustment as the result of stock splits, stock dividends, recapitalizations or mergers or other similar changes affecting the number of outstanding shares of Common Stock. No options may be granted under the Plan after the tenth anniversary of its adoption.

     Under the terms of a stock purchase agreement dated April 5, 1995 between the Company and Vulcan Ventures Incorporated ("Vulcan"), the Company agreed to cause one person designated by Vulcan to be nominated for election to the Board of Directors of the Company provided Vulcan owns at least 1,000,000 shares of Common Stock. Mr. Kolde is Vulcan's nominee. In addition, in connection with the Company's purchase of a controlling interest in Vicorp N.V., the Company agreed to use its best efforts to nominate for election to the Board of Directors of the Company one person designated by Primwest Holding N.V. ("Primwest"), formerly the controlling shareholder of Alta Investissments S.A., which in turn was the controlling shareholder of Vicorp N.V., for so long as Primwest is the holder of record of at least ten percent of the outstanding Common Stock. Primwest has not designated a nominee to stand for election at the annual meeting. It is expected, however, that in the event Primwest designates a person as its nominee prior to the next annual meeting of shareholders, the size of Board of Directors would be expanded and such nominee selected to fill the vacancy so created to serve, subject to the Bylaws, until the next annual meeting of stockholders.

            INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

     RUSSELL I. PILLAR, 30, has been President and Chief Executive Officer of the Company since December 20, 1993, and has been a member of the Company's Board of Directors since August 1992. Mr. Pillar was a founding partner of Critical Mass, an investment partnership which provides strategic planning and related advisory services to emerging technology companies, and served in such position with Critical Mass and its predecessor companies from 1991 through 1993. From 1989 through 1991 he served in a number of executive positions, most recently as President, with Japanese Capital Affiliates, Inc., an international merchant bank. In addition to his service as a Director of the Company, Mr. Pillar is a Director of Silver King Communications, Inc. and Parcel, Inc. He also is a Director of Suncoast Ronald McDonald House, Inc., and is a Director Emeritus of Eyecycle, Inc., two non-profit organizations.

     KWANG-I YU, PH.D., 46, joined the Company as a member of the Board of Directors in June 1994. Dr. Yu, who received a Ph.D. in Computer Science from the California Institute of Technology, is President of Paracel, Inc., a leader in the development of on-line publishing and information service technologies. Prior to founding Paracel, Dr. Yu was a TRW Fellow and headed TRW's high-speed computing research and development effort.

     HECTOR ALCALDE, 62, joined the Company as a member of the Board of Directors in January 1994. In 1973, Mr. Alcalde founded the firm Alcalde & Fay, a government and public affairs consulting firm in Washington, D.C., and serves as its President and Chief Executive Officer. He has provided consulting services to numerous national and international organizations and has served on many public and corporate boards.

     BERT KOLDE, 42, was appointed to the Company's Board of Directors in June 1995. Mr. Kolde has been a member of The Paul Allen Group since 1994. Prior to joining The Paul Allen Group, Mr. Kolde was President of Asymetrix Corporation from 1993 to 1994. From 1985 to 1993, Mr. Kolde was Executive Vice President at Asymetrix. Mr. Kolde currently is Vice Chairman and Director of The Portland Trail Blazers and is a Director of Asymetrix Corporation, The Oregon Arena Corporation, and Metatools Inc.

     RICHARD T. LIEBHABER, 61, was appointed to the Company's Board of Directors in June 1995. From 1985 to 1995 Mr. Liebhaber was with MCI Telecommunications, Inc., where he most recently served as its Chief Strategy and Technology Officer and as a member of its Management Committee and its Board of Directors. He was the founding Chairman of Prodigy, the on-line computer service, and served on that board for more then ten years. Mr. Liebhaber also is a Director of Geotek Communications; Alcatel Network Systems, U.S.; Objective Communications Company; and Scholz Design, Inc.

EXECUTIVE OFFICERS

     The following is a list of the current executive officers of the Company who do not serve on the Board of Directors:

     MICHAEL T. FELIX, 42, joined the Company in May 1992 and currently serves as Senior Vice President responsible for strategic planning. From 1982 to 1992 he was with U.S. Sprint and its predecessor companies, U.S. Telecom and ISACOMM. During his tenure there, he held various management positions in engineering, marketing, and sales support. His last position at Sprint was Director of Opportunity Management.

     JOHN R. HINDMAN, 47, joined the Company in October 1993 and currently serves as Senior Vice President responsible for operations. He also serves as the Company's Treasurer and Chief Financial Officer. Prior to joining the Company, Mr. Hindman spent six years with Kimmins Environmental Service Corp. of Tampa, where he held the position of Chief Financial Officer.

     ALAN R. DONAHUE, 43, joined the Company in November 1995 and currently serves as Senior Vice President for sales. Prior to joining the Company, Mr. Donahue spent one year with Oracle Corporation where he held the position U.S. Wireless Alliance Manager. Prior to Oracle, Mr. Donahue was with Tandem Computer Company for five years where he held the position of Wireless Solutions Group Leader.

     KENNETH M. CLINEBELL, 34, joined the Company in January 1994 and currently serves as Vice President of Finance and Controller. Prior to joining the Company, Mr. Clinebell spent five years at Kimmins Environmental Service Corp. of Tampa, where he held the position of Controller. Prior to Kimmins, Mr. Clinebell was with Laventhol & Horwath, CPAs for five years, where he held the position of Manager in the firm's audit and accounting division.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and accompanying footnotes set forth information concerning ownership of the Company's Common Stock as of April 16, 1996. The table also shows information concerning beneficial ownership by all directors and nominees, by each of the current executive officers named in the Summary Compensation Table (the "Summary Compensation Table") that follows, and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 31, 1996, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

                                                                        NUMBER     PERCENT
                                  NAME                                OF SHARES    OF CLASS
     ---------------------------------------------------------------  ----------   --------
     Alta Investissments SA.........................................   2,808,392     19.61
       8 boulevard Emmanuel Servais
       L-2535 Luxembourg
     Vulcan Ventures Incorporated...................................   2,750,000     19.20
       110-110th Avenue, N.E.
       Suite 530
       Bellevue, Washington 98004
     Roy M. Speer(1)................................................     119,601      0.08
       P. O. Box F41414
       Freeport, Bahamas
     RMS Limited Partnership(2).....................................     347,114      2.42
       50 West Liberty Street
       Suite 650
       Reno, Nevada 89501
     John D. Loewenberg.............................................      25,000      *
     Russell I. Pillar(4)...........................................     448,561      3.13
     Hector Alcalde(5)..............................................      27,300      *
     Bert Kolde(6)..................................................       8,334      *
     Richard T. Liebhaber(6)........................................       8,434      *
     Kwang-I Yu(5)..................................................      16,667      *
     Michael T. Felix(7)............................................     111,035      *
     John R. Hindman(8).............................................     104,367      *
     All officers and directors as a group (eight persons)..........     749,698      5.23

     The following tables sets forth information relating to the beneficial ownership of the Company's Class B Common Stock:

                             NAME AND ADDRESS                            NUMBER     PERCENT
                           OF BENEFICIAL OWNER                          OF SHARES   OF CLASS
    ------------------------------------------------------------------  ---------   --------
    RMS Limited Partnership(2)(3).....................................  2,415,945    100.00
      50 West Liberty Street
      Suite 650
      Reno, Nevada 89501

     The following table sets forth information relating to the beneficial ownership of the Company's Series A Preferred Stock:

                             NAME AND ADDRESS                            NUMBER     PERCENT
                           OF BENEFICIAL OWNER                          OF SHARES   OF CLASS
    ------------------------------------------------------------------  ---------   --------
    RMS Limited Partnership(3)........................................     10,000    100.00
      50 West Liberty Street
      Suite 650
      Reno, Nevada 89501

- ---------------

* Represents less than 1 percent
(1) Does not include 409,265 shares of Common Stock held by Richard W. Baker, as Trustee for the Roy M. Speer Foundation, for which Mr. Speer disclaims beneficial ownership. Does not include shares of Common Stock, Class B Common Stock, or Series A Preferred Stock held by RMS Limited Partnership or shares of Common Stock into which the Class B Common Stock or Series A Preferred Stock may be converted. Does not include shares of Common Stock held by Richard W. Baker, as Trustee for certain irrevocable trusts established for the benefit of certain members of Roy M. Speer's family. Mr. Speer and RMS Limited Partnership disclaim beneficial ownership of such shares.
(2) Does not include shares of Common Stock held by Richard W. Baker, as Trustee for certain irrevocable trusts established for the benefit of certain members of Roy M. Speer's family. Does not include shares of Common Stock held directly by Roy M. Speer or the Roy M. Speer Foundation. RMS Limited Partnership is a limited partnership organized under the laws of the State of Nevada, the managing general partner of which is Crystal Diamond, Inc. Roy M. Speer is the sole stockholder of Crystal Diamond, Inc., and the non-managing general partner of RMS Limited Partnership. Richard W. Baker, as Trustee under an InterVivos Trust agreement dated January 1, 1967, with Roy M. Speer, is a limited partner of RMS Limited Partnership. All or any portion of the outstanding shares of Class B Common Stock may be converted at any time into an equal number of shares of Common Stock. Upon conversion of the Class B Common Stock, RMS Limited Partnership would own, in total, 2,763,059 shares of Common Stock or approximately 16.5 percent of the class. All or any portion of Series A Preferred Stock may be converted at any time following December 31, 1994, into shares of Common Stock at a conversion price of $4.76 per share. The shares of Series A Preferred Stock may be converted into 1,218,487 shares of Common Stock or approximately 6.8 percent of the class. Assuming conversion of all the outstanding shares of Class B Common Stock and Series A Preferred Stock, RMS Limited Partnership would own 3,981,546 shares, representing approximately 22.17 percent of the class. Mr. Speer and Crystal Diamond, Inc., share beneficial ownership of the Common Stock, Class B Common Stock, and Series A Preferred Stock held by RMS Limited Partnership.
(3) Does not include shares of Common Stock beneficially owned by Roy M. Speer, Crystal Diamond, Inc., or RMS Limited Partnership.
(4) Does not include non-vested options to purchase 136,668 shares of Common Stock granted pursuant to the Company's Employee Stock Option and Restricted Stock Plan. Additionally, does not include 10,457 vested shares of Restricted Stock of which 5,229 shares cannot be sold until October 1996, and 5,228 shares which cannot be sold until October 1997.
(5) Does not include non-vested options to purchase 8,333 shares of Common Stock granted pursuant to the Company's Stock Option Plan for Outside Directors.
(6) Does not include non-vested options to purchase 16,666 shares of Common Stock granted pursuant to the Company's Stock Option Plan for Outside Directors.
(7) Does not include non-vested options to purchase 36,667 shares of Common Stock granted pursuant to the Company's Employee Stock Option and Restricted Stock Plan. Additionally, does not include 3,921 vested shares of Restricted Stock of which 1,961 shares cannot be sold until October 1996 and 1,960 shares which cannot be sold until October 1997.
(8) Does not include non-vested options to purchase 29,334 shares of Common Stock granted pursuant to the Company's Employee Stock Option and Restricted Stock Plan. Additionally, does not include 3,921 vested shares of Restricted Stock of which 1,961 shares cannot be sold until October 1996 and 1,960 shares which cannot be sold until October 1997.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table provides information on the compensation received by the Chief Executive Officer ("CEO") and the two other highly compensated executive officers (the "Executive Officers") for the years ended August 31, 1995, 1994, and 1993:

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION                  LONG-TERM
                                                 ---------------------------------      COMPENSATION AWARDS
                                                                           OTHER       ---------------------
                                                                          ANNUAL       RESTRICTED               ALL OTHER
               NAME AND                 FISCAL                           COMPENSA-       STOCK      OPTIONS/   COMPENSATION
          PRINCIPAL POSITION             YEAR    SALARY($)   BONUS ($)   TION ($)       AWARD($)      SARS         ($)
- --------------------------------------  ------   ---------   ---------   ---------     ----------   --------   ------------
Russell I. Pillar -- President, Chief
  Executive Officer...................   1995     166,846          --         --              --     45,000            --
                                         1994     127,616      30,000      7,296(2)           --    510,000            --
                                         1993(1)       --          --         --              --         --            --
Michael T. Felix -- Senior Vice
  President...........................   1995     134,365          --         --              --     25,740            --
                                         1994     113,847      19,500         --              --     75,000            --
                                         1993     130,000          --      6,063(2)           --         --            --
John R. Hindman -- Senior Vice
  President and Chief Financial
  Officer.............................   1995     128,219          --         --              --     25,740            --
                                         1994(3)   88,588      19,500         --              --    105,000            --
                                         1993          --          --         --              --         --            --

- ---------------

(1) Mr. Pillar's employment commenced in December 1993. As a result, no information regarding compensation prior to such date is provided herein.
(2) Represents relocation expense reimbursement.
(3) Mr. Hindman's employment commenced in October 1993. As a result, no information regarding compensation prior to such date is provided herein.

     The following table summarizes stock options granted to the Executive Officers in fiscal 1995. The amount shown as potentially realizable values of these options are based on assumed annual rates of appreciation in the price of the Company's Common Stock of 5 and 10 percent over the terms of the options and are not intended to forecast future appreciation of the Company's stock price:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                             PERCENT OF                                ANNUAL RATES OF STOCK
                                                           TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                                             GRANTED TO     EXERCISE                       OPTION TERM(3)
                                               OPTIONS      EMPLOYEES IN     OR BASE    EXPIRATION     ----------------------
        NAME AND PRINCIPAL POSITION           GRANTED(1)    FISCAL YEAR     PRICE(2)       DATE        5 PERCENT   10 PERCENT
- --------------------------------------------  ----------   --------------   ---------   ----------     ---------   ----------
Russell I. Pillar --
  President, Chief Executive Officer........     45,000          8.26%       $  2.50     10/05/00       $45,799     $106,731
Michael T. Felix --
  Senior Vice President.....................     25,740          4.72%       $  2.50     10/05/00       $25,444     $ 59,295
John R. Hindman --
  Senior Vice President and Chief Financial
  Officer...................................     25,740          4.72%       $  2.50     10/05/00       $25,444     $ 59,295

- ---------------

(1) Under the terms of the Employee Stock Option and Restricted Stock Option Plan, the Compensation and Benefits Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice such options.
(2) Options were granted at an exercise price equal to the closing price of the Common Stock on the date prior to the date of grant.
(3) Fair market value of stock on grant date compounded annually at the rates shown in column heading, for option term, less total exercise price. These rates of appreciation are mandated by the rules of the

     Securities and Exchange Commission, and do not represent an estimate or projection of future prices for the Company's Common Stock.

     The following table summarizes the net value realized on the exercise of options in fiscal 1995, and the value of outstanding options as of August 31, 1995, for the named Executive Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                            SHARES                    OPTIONS AT FISCAL YEAR-END            FISCAL YEAR-END
                          ACQUIRED ON      VALUE      ---------------------------   --------------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE(1)
- ------------------------  -----------   -----------   -----------   -------------   --------------   ---------------
Russell I. Pillar.......         --            --       387,498        192,502        $1,990,178        $ 982,823
Michael T. Felix........         --            --       101,204         49,536        $  499,424        $ 258,693
John R. Hindman.........         --            --        55,536         75,204        $  362,500        $ 224,361

- ---------------

(1) Difference between the fair market value of the underlying Common Stock and the exercise price, for in-the-money options, on August 31, 1995.

     Compensation of the Chief Executive Officer ("CEO") was determined based on negotiations by the CEO and the Compensation and Benefits Committee and ratified by the Board of Directors. The Compensation and Benefits Committee considered two independent studies, by William M. Mercer, Inc. and Pearl Meyer Associates, among other factors, as a basis for determining the CEO's compensation package. The CEO is also eligible for the payment of a discretionary annual bonus for achieving revenue and other performance criteria. These criteria will be determined and mutually agreed to by the CEO and the Compensation and Benefits Committee of the Board of Directors. During the fourth quarter of fiscal 1995, the CEO's annual base salary was modified such that the CEO's annual base salary was increased to $200,000 (from $120,000 as voluntarily negotiated by the CEO and the Compensation and Benefits Committee as a means of maximizing the Company's short-term cash flow during fiscal 1994). During fiscal 1995, no bonus was paid to or accrued for the benefit of the CEO.

                      COMPENSATION AND BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Benefits Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving the compensation arrangements for each of the Company's executive officers and the individual managers reporting directly to the CEO and for granting of options to purchase shares of Common Stock under the Company's Employee Stock Option and Restricted Stock Plan. The goal of the Committee is to maintain executive compensation programs and policies which enable the Company to attract and retain the services of highly-qualified executives. Awards of incentive compensation in the form of discretionary cash bonuses and periodic grants of stock options and/or restricted stock grants are designed to reward and incentivize individual initiative and achievement.

SALARY

     In 1992 the Company undertook to establish a salary program in connection with William M. Mercer, Inc., a compensation consulting firm. They reviewed the salary practices of various industry groups in the local Tampa/St. Petersburg market, the southeastern region, and nationally. In addition, in July 1995, the Committee updated such study with additional work by Pearl Meyer Associates, which explored industry comparables in depth. Based on these studies, the Company established a salary grade matrix which includes matrices for merit and promotional increases which were set at the median compensation amounts identified in the study. Salaries paid to executive officers are based upon the Committee's subjective assessment of the nature of the position, individual and corporate performance, individual experience and expertise, attainment of specific performance-related targets, and Company tenure of the executive. All salary recommendations of the individuals reporting directly to the CEO are presented by the CEO to the Committee, which is responsible for approving or disapproving those recommendations.

INCENTIVE BONUS

     Near the beginning of each fiscal year, the Board asks the CEO to submit to the Committee a strategic and tactical plan for the coming fiscal year. Following each fiscal year, the CEO develops individual bonus recommendations for executives based upon the CEO's evaluation of each executive's contribution to the Company. No specific formula is used; however, the CEO and the Committee review factors which may include achieving specific objectives developed by the executive and the CEO relating to achievement of budgeted goals of revenue, profitability, new product development, cost containment, new customer development, and other similar factors. Such factors are linked to specific performance related targets and given specific weight. During fiscal 1995, no bonuses were paid to or accrued for the benefit of the CEO or other executives of the Company.

STOCK OPTIONS AND RESTRICTED STOCK

     The Committee is authorized to grant incentive and non-qualified stock options, as well as restricted stock grants, to key employees of the Company, including executives. Such grants are intended to provide additional long-term incentive to key employees. No specific formula is used to determine grants made to any particular person (including executives); however, grants are based generally on factors such as the length of employment, promotion, contribution toward Company performance, and expected contribution toward meeting long-term strategic goals of the Company, together with a review of outstanding options or restricted stock grants. The Company has adopted guidelines regarding appropriate stock option grants for employees. Option grants typically vest over a five-year period and expire at the end of ten years. During the year ended August 31, 1995, 544,988 options to purchase the Company's Common Stock were granted to the Company's key employees, including executives.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Compensation of the CEO was determined based on negotiations by the CEO and the Compensation Committee and ratified by the Board of Directors. The Chairman of the Board and the Compensation Committee considered the compensation studies among other factors, as a basis for determining the CEO's compensation package. The CEO is also eligible for the payment of a discretionary annual bonus for achieving revenue and other performance criteria. These criteria will be determined and mutually agreed to by the CEO and the Chairman of the Board and will be ratified by the Committee. During the fourth quarter of fiscal 1995, the CEO's annual base salary was modified such that the CEO's annual base salary was increased to $200,000 (from $120,000 as voluntarily negotiated by the CEO and the Committee as a means of maximizing the Company's short-term cash flow during fiscal 1994). During fiscal 1995, no bonus was paid to or accrued for the benefit of the CEO.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue code, enacted in 1993, generally disallows tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee intends to consider the provisions of Section 162(m) in connection with the performance-based portion of the compensation of its executives (which currently consists of stock option grants, restricted stock grants, and annual bonuses described above); however, the Committee does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future in light of the Company's current net operating losses and the necessity to meet all of the requirements imposed by
Section 162(m) and the proposed regulations thereunder for compensation fully to be deductible for federal income tax purposes.

                                      Members of the Compensation and Benefits
                                      Committee

                                      Kwang-I Yu, Chairman
                                      John D. Loewenberg
                                      Richard T. Liebhaber

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1995, the Company issued 7,596 shares of restricted stock to Hector Alcalde, a director of the Company, in exchange for consulting services rendered.

STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative stockholder return on its Common Stock since its spin off from Home Shopping Network, Inc., on July 31, 1992, through August 31, 1995, with the return on the NASDAQ Market Index, the S&P 500 Index, and the S&P High Technology Composite Index. To date, no dividends have been paid with respect to the capital stock of the Company.

                                   [GRAPH]


                                        7/31/92         8/31/92         8/31/93         8/31/94         8/31/95
Precision Systems, Inc.                 100.00          35.00           215.00          122.50          285.00
NASDAQ Market Index                     100.00          95.28           152.06          156.72          208.81
S&P 500 Index                           100.00          97.94           109.19          114.13          131.47
S&P High Technology Composite Index     100.00          94.08           112.69          139.07          203.16



Assumes $100 invested at the close of trading on July 31, 1992.

     The stock price performance information shall not be deemed incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                             ELECTION OF DIRECTORS
                                    (ITEM I)

     The directors are elected annually by the stockholders of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected. It is intended that proxies granted by stockholders in the form enclosed will be voted, unless otherwise directed, in favor of electing the following persons as directors: Russell I. Pillar, Kwang-I Yu, Hector Alcalde, Bert Kolde, and Richard T. Liebhaber. Messrs. Kolde and Liebhaber have been designated by the Board of Directors as the nominees for the positions on the Board of Directors to be elected by holders of Common Stock voting as a separate class. Election of the remaining directors requires the favorable vote by the holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, voting as a single class, present in person or represented by proxy and entitled to vote thereon at the meeting. In the event any nominee named herein for election as a director at the Annual Meeting is not available or willing to serve when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. All of the nominees, with the exception of Mr. Kolde and Mr. Liebhaber, were elected by the shareholders at the Company's last Annual Meeting to serve as directors of the Company until the Annual Meeting for fiscal year 1995 or until their successors were elected. Mr. Kolde was appointed a director by the Board of Directors on April 27, 1995 and Mr. Liebhaber was appointed a director by the Board of Directors on June 21, 1995.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                  ELECTION OF THE FIVE INDIVIDUALS NAMED ABOVE

                       APPROVAL OF THE FIRST AMENDMENT TO
                  THE STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                   (ITEM II)

GENERAL

     Since 1992, the Company has used stock options issued pursuant to the Company's Stock Option Plan for Outside Directors (the "Plan") to attract and retain non-employee directors by encouraging and enabling such directors to acquire a financial interest in the Company. The Plan was adopted and approved prior to its spin-off from Home Shopping Network, Inc. in July 1992.

     In order to continue and to enhance the effectiveness of the Plan, on January 31, 1996, the Board of Directors approved a proposal ("First Amendment Proposal") to amend the Plan ("First Amendment"), subject to the approval of the stockholders of the Company. A summary of the principal provisions of the Plan and the proposed First Amendment follows and is qualified in its entirety by reference to a copy of the Plan and the First Amendment attached to this Proxy Statement as Exhibits 1 and 2, respectively.

SUMMARY OF PROPOSAL

     Generally, under the Plan, each non-employee director is automatically granted a Non-qualified Stock Option to purchase 25,000 shares of Common Stock of the Company ("Option shares") on the day on which the director is first elected to the Board of Directors. At that time, and on each of the first two anniversaries of such date, approximately 33 1/3 percent of the Non-qualified Stock Option vests and may be exercised. The exercise period is five years from the date such Option shares become exercisable. The purchase price of the Option shares is the fair market value of each share as of the date that the option is granted.

     In order to provide directors with option grants beyond the initial grant described above, the First Amendment Proposal would amend the Plan to grant each director a Non-qualified Stock Option (a "Tenure Option") to purchase an additional 25,000 Option shares. The Tenure Option would be granted automatically on January 31, 1996, the date that the First Amendment was approved by the Board of Directors, with respect to each then director who had served as a director for one full calendar year (each such director is referred to as a "Current Director"). With respect to each then Director who has not served as a director for one full calendar year as of January 31, 1996, and each director subsequently elected to the Board of Directors, the Tenure Option would be granted automatically on the date of such director's first anniversary of his or her election as a director. On the recipient's date of grant and on each of the first four anniversaries of such date, 20 percent of the Tenure Option would vest in the recipient. The exercise period would be five years from the date such Option shares become exercisable. The purchase price of the Option shares would be the fair market value of each share as of the date that the Tenure Option is granted to the recipient.

     In addition, the First Amendment would extend the exercise period of options granted under the Plan following the termination of a director's service on the Board of Directors from thirty to ninety days. This change will bring the Plan into conformity with the post-termination exercise period under the Employee Plan.

     If the First Amendment Proposal is approved, Tenure Options will be automatically granted to all Directors as of January 31, 1996, the date of the approval of the amendment by the Board of Directors. Accordingly, Tenure Options will be granted to Messrs. Loewenberg, Yu and Alcalde with the exercise price of $9.00, the closing price of the shares of Common Stock on the Nasdaq Stock Market on January 31, 1996. Although Mr. Pillar participates in the Plan as a result of his service on the Board prior to becoming an employee of the Company, he will not be entitled to receive a Tenure Option because of his current status as an employee of the Company. Mr. Loewenberg is not standing for election to the Board of Directors of the Company at the Annual Meeting. If the First Amendment Proposal is approved, Mr. Loewenberg will have ninety days to exercise the vested portion of such options.

SUMMARY OF MATERIAL PLAN PROVISIONS NOT AFFECTED BY THE FIRST AMENDMENT PROPOSAL

     The maximum number of shares that may be granted under the Plan is 500,000. The exercise price of each option is equal to the fair market value of the Common Stock of the Company on the date of grant of each such option. The option price of, and the number of shares covered by, each option is subject to adjustment in the event of a merger, consolidation, recapitalization, reclassification, combination, stock dividends, stock split or other relevant change in the Company's capital structure Upon a Change of Control (as defined in the Plan), all options become immediately and fully exercisable. No option is transferable by an optionee except, upon death, any unexercised portion of an option then exercisable may be exercised within six months of the death by a legal representation, heir or devisee. No option may be granted under the Plan after the expiration of 10 years following its effective date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences.

  Grant of a Non-qualified Stock

     An optionee will not recognize any income tax, and the Company will not be entitled to a deduction, upon the grant of an option.

  Exercise of an Option

     Except as noted below, upon the exercise of an option an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. The Company will be generally entitled to a deduction of a corresponding amount at that time; provided, however that the Company's deduction upon exercise of an option by an executive officer may be subject to the limitations of Section 162(m) of the Internal Revenue Code ("Code") if the option was granted at an exercise price less than fair market value on the date of the grant. If an optionee's sale of shares acquired by the exercise of an option could subject the optionee to suit ("Section 16(b) liability") under Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"), then the recognition and determination of the amount of income by the employee, and the corresponding deduction by the Company, will be postponed until the earlier of six months after the acquisition of such shares or the first day on which the sale of such shares would not subject the optionee to such suit. However, the optionee may elect under Section 83(b) of the Code, within thirty days after exercise, to be taxed as of the exercise date in the manner described above. As recently amended, Section 16(b) of the Exchange Act generally does not impose Section 16(b) liability upon a sale of shares received upon exercise of an option if the option was granted more than six months prior to such sale (provided that no other purchases have been made six months before or after such sale).

     An optionee's aggregate basis for shares acquired upon exercise of an option will be equal to the fair market value of such shares on the date that governs the determination of optionee's ordinary income. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the option was held.

  Sale of Option Shares

     In the event of a sale of shares received upon exercise will generally be a capital gain or loss, assuming the shares are held as capital assets. The capital gain or loss will be a long-term capital gain or loss if the shares were held for more than one year after the date on which taxable compensation was realized by the optionee in respect of the option exercise.

NEW PLAN BENEFITS

     Pursuant to the Plan, on January 31, 1996, Messrs. Loewenberg, Yu, and Alcalde were each granted options to purchase 25,000 shares of Common Stock at an exercise price of $9.00 per share. Such grants are subject to the approval of the First Amendment Proposal by stockholders.

     The following table sets forth the benefits allocated under the Plan to (i) each of the Company's Named Executive Officers, (ii) all the Company's executive officers as a group, (iii) all directors who are not executive officers as a group and (iv) all other employees, including the Company's officers who are not executive officers, as a group. All of the awards set forth in the following table are subject to approval of the First Amendment Proposal by the Company's stockholders.

                               NEW PLAN BENEFITS

                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                                                       EXERCISE PRICE    NUMBER OF
                        NAME AND POSITION(1)                          PER SHARE ($)(2)   SHARES(3)
- --------------------------------------------------------------------  ----------------   ---------
Russell I. Pillar...................................................       $    0               0
  President and Chief Executive Officer
Michael T. Felix....................................................            0               0
  Senior Vice President
John R. Hindman.....................................................            0               0
  Senior Vice President, Chief Financial Officer, Treasurer and
  Secretary
Alan R. Donahue.....................................................            0               0
  Senior Vice President
Kenneth M. Clinebell................................................            0               0
  Vice President of Finance and Controller
Executive Group.....................................................            0               0
Non-Executive Director Group........................................         9.00          75,000
Non-Executive Officer Employee Group................................            0               0

- ---------------

(1) Pursuant to the terms of the Stock Option Plan for Outside Directors, only non-employee directors of the Company's Board will be eligible for grants thereunder.

(2) It is not possible to determine the value of these benefits because the benefits will depend upon exercise decisions by participants and the fair market value of the Company's Common Stock at various future dates following the adoption of the First Amendment to the Stock Option Plan for Outside Directors.
(3) On January 31, 1996, each of Messrs. Loewenberg, Yu, and Alcalde were granted options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $9.00 per share pursuant to the Stock Option Plan for Outside Directors. Such options are subject to the approval of the First Amendment to the Stock Option Plan for Outside Directors by the Company's stockholders. The options would be granted automatically on the date of such director's first anniversary of his election as a director. On the recipient's date of grant and on each of the first four anniversaries of such date, 20 percent of the option would vest.

VOTE REQUIRED FOR ADOPTION

     Approval of the First Amendment Proposal requires the affirmative vote of shares of Common Stock and Class B Common Stock of the Company present in person or by proxy at the 1996 Annual Meeting representing more than 50% of the votes represented and voting at the meeting. Holders of Common Stock and Class B Common Stock present in person or by proxy at the meeting will vote together as one Class with respect to the First Amendment Proposal with the holder of the Class B Common Stock casting ten votes for each share of Class B Common Stock held by such holder. If the First Amendment Proposal should not be approved by the stockholders, the Plan will be continued as in effect prior to the amendment described herein.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FIRST AMENDMENT PROPOSAL TO AMEND THE STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                      APPROVAL OF THE SECOND AMENDMENT TO
                  THE STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                   (ITEM III)

GENERAL

     In order to furnish additional incentives for those persons responsible for the successful management of the Company, on January 31, 1996, the Board of Directors approved a proposal ("Second Amendment Proposal") to amend the Plan ("Second Amendment"), subject to the approval of the stockholders of the Company. A summary of the principal provisions of the Plan is set forth above under Item II. A summary of the principal provisions of the Second Amendment Proposal follows. These summaries are qualified in their entirety by reference to a copy of the Plan and the Second Amendment attached to this Proxy Statement as Exhibits 1 and 3, respectively.

SUMMARY OF PROPOSAL

     The Chairman of the Board of Directors participates, in his capacity as a director, in the Plan provided the Chairman was not an employee of the Company upon his election to the Board of Directors. The principal terms of the Plan are described above under Item II.

     In order to provide the Chairman of the Board with option grants beyond the initial grant contained in the Plan, the Second Amendment Proposal would amend the Plan to grant the Chairman of the Board a non-qualified stock option ("Incentive Option") to purchase an additional 50,000 Option shares. This grant would occur automatically on January 31, 1996, the date that the Second Amendment was approved by the Board of Directors with respect to the then current Chairman, who has served as of that date as Chairman for more than one full calendar year. With respect to subsequent Chairmen, the Incentive Option would be granted automatically on the date of such director's first anniversary of his or her election as Chairman of the Board, provided that the Chairman is not also a full-time employee of the Company. On such date, and on each of the first four anniversaries of such date, 20 percent of the Incentive Option would vest. The exercise period would be five years from the date such Option shares become exercisable. The purchase price of the Option shares would be the fair market value of each share as of the date that the Incentive Option is granted to the Chairman of the Board.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     See the discussion under Certain Federal Income Tax
Consequences-Non-qualified Stock options on pages 12 and 13 of this proxy statement.

NEW PLAN BENEFITS

     Pursuant to the Stock Option Plan for Outside Directors, on January 31, 1996, Mr. Loewenberg was granted options to purchase 50,000 shares of Common Stock at an exercise price of $9.00 per share. Such grant is subject to the approval of the Second Amendment to the Stock Option Plan for Outside Directors by stockholders. Mr. Loewenberg is not standing for election to the Board of Directors of the Company at the Annual Meeting. If the Second Amendment Proposal and the First Amendment Proposal are approved, under the terms of the Plan, Mr. Loewenberg will have ninety days to exercise the vested portion of such options. If the First Amendment Proposal is not approved, Mr. Loewenberg will have thirty days to exercise the vested portion of such options.

     The following table sets forth the benefits allocated under the Stock Option Plan for Outside Directors to (i) each of the Company's Named Executive Officers, (ii) all the Company's executive officers as a group, (iii) all directors who are not executive officers as a group and (iv) all other employees, including the Company's officers who are not executive officers, as a group. All of the awards set forth in the following table are subject to approval of the Second Amendment to the Stock Option Plan for Outside Directors by the Company's stockholders.

                               NEW PLAN BENEFITS

                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                                                       EXERCISE PRICE    NUMBER OF
                        NAME AND POSITION(1)                          PER SHARE ($)(2)   SHARES(3)
- --------------------------------------------------------------------  ----------------   ---------
Russell I. Pillar...................................................       $    0               0
  President and Chief Executive Officer
Michael T. Felix....................................................            0               0
  Senior Vice President
John R. Hindman.....................................................            0               0
  Senior Vice President, Chief Financial Officer, Treasurer and
     Secretary
Alan R. Donahue.....................................................            0               0
  Senior Vice President
Kenneth M. Clinebell................................................            0               0
  Vice President of Finance and Controller
Executive Group.....................................................            0               0
Non-Executive Director Group........................................         9.00          50,000
Non-Executive Officer Employee Group................................            0               0

- ---------------

(1) Pursuant to the terms of the Stock Option Plan for Outside Directors, only non-employee directors of the Company's Board will be eligible for grants thereunder.
(2) It is not possible to determine the value of these benefits because the benefits will depend upon exercise decisions by the participant and the fair market value of the Company's Common Stock at various future dates following the adoption of the Second Amendment to the Stock Option Plan for Outside Directors.
(3) On January 31, 1996, Mr. Lowenberg was granted options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $9.00 per share pursuant to the Stock Option Plan for Outside Directors. Such options are subject to the approval of the Second Amendment to the Stock Option Plan for Outside Directors by the Company's stockholders.

VOTE REQUIRED FOR ADOPTION

     Approval of the Second Amendment Proposal requires the affirmative vote of a majority of the shares of Common Stock and Class B Common Stock of the Company present in person or by proxy at the Annual Meeting. Holders of Common Stock and Class B Common Stock present in person or by proxy at the meeting will vote together as one class with respect to the Second Amendment Proposal with the holder of the Class B Common Stock casting ten votes for each share of Class B Common Stock held by such holder. If the Second Amendment Proposal should not be approved by the stockholders, the Plan will be continued as in effect prior to the Second Amendment.

     If the First Amendment Proposal (discussed above under Item II) is approved by the stockholders, the Chairman of the Board will automatically receive a Tenure Option. If this Second Amendment Proposal is approved by the stockholders, the Chairman of the Board will also automatically receive an Incentive Option. If the Second Amendment Proposal is approved by stockholders and the First Amendment Proposal is not, the Chairman of the Board will receive an Incentive Option, but no directors will be granted a Tenure Option.

     The First Amendment Proposal and the Second Amendment Proposal are independent proposals and the approval of one is not a condition to the effectiveness of the other. Accordingly, if the First Amendment Proposal is not approved by stockholders, the Second Amendment proposal will only be effective if approved by the stockholders of the Company. In such event certain conforming changes will be made to the Second Amendment to reflect the absence of stockholder approval of the First Amendment.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SECOND AMENDMENT PROPOSAL TO AMEND THE STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

           APPROVAL OF THE SECOND AMENDMENT TO EMPLOYEE STOCK OPTION
                           AND RESTRICTED STOCK PLAN

                                   (ITEM IV)

GENERAL

     The Board of Directors proposes that the stockholders ratify an amendment (the "Employee Plan Amendment") to the Employee Plan increasing the number of shares reserved for issuance pursuant to stock incentive awards ("Awards") granted under the Employee Plan from 3,000,000 shares to 4,000,000 shares.

     The Employee Plan, as originally adopted in 1992, is designed to help the Company attract and retain qualified persons for positions of substantial responsibility and to provide certain key employees and consultants with an additional long-term incentive to contribute to the success of the Company. As of the record date, options to purchase 1,618,388 shares of the Company's Common Stock were outstanding under the Employee Plan, options to purchase 876,459 shares had been exercised and 929,103 shares remained available for issuance or transfer pursuant to Awards granted under the Employee Plan. The Employee Plan Amendment increases to 4,000,000 the number of shares of the Company's Common Stock reserved for issuance or transfer pursuant to Awards granted or to be granted under the Employee Plan. The following is a summary of the principal provisions of the Employee Plan.

EMPLOYEE PLAN SUMMARY

     The Employee Plan authorizes the granting of Awards to qualified officers, employee directors, key employees and consultants to the Company. At March 1, 1996, approximately 150 employees of the Company, and no directors of the Company who are not also employees, were eligible to receive Awards. The Employee Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"). The Committee determines the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards.

     Awards can be Stock Options ("Options") or Restricted Stock Awards ("RSAs"). The number and kind of shares available under the Employee Plan are subject to adjustment in certain events. Shares relating to Options which are not exercised and shares relating to RSAs which do not vest will again be available for issuance under the Employee Plan.

     An Option may be an incentive stock option ("ISO") or a nonqualified Option. The exercise price for Options is to be determined by the Committee, but in the case of an ISO is not to be less than fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of Common Stock already owned by the participant or, if authorized by the Committee, as permitted by applicable law. Subject to early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related award agreement (which may be six months after the date of grant) until the expiration date determined by the Committee. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock for which ISOs may be granted to any participant under the Employee Plan and any other plan by the Company or its affiliates which are exercisable for the first time by such participant during any calendar year may not exceed $100,000.

     The Options granted under the Employee Plan become exercisable on such dates as the Committee determines in the terms of each individual Option. Options become immediately exercisable in full in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a change in control, dissolution, liquidation or otherwise. The Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exercisability of Options granted under the Employee Plan.

     The Options granted under the Employee Plan are not transferable other than by will or the laws of descent and distribution. Unexercised Options generally lapse upon termination of employment other than by reason of retirement, disability or death in which case it terminates one year thereafter.

     An RSA is an award of a fixed number of shares of Common Stock subject to restrictions. The Committee specifies the prices, if any, the recipient must pay for such shares. Shares included in an RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. These restrictions may not terminate earlier than six months after the award date. The recipient may be entitled to dividend equivalent rights pertaining to such RSA shares even though they have not vested, so long as such share have not been forfeited.

     Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by that date shall be forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment or of service on the Committee must be exercised within certain specified periods of time from the date of termination, the period of time to depend on the reason for termination. Options which have not yet become exercisable on the date the participant terminates employment or service for a reason other than retirement, death or total disability shall terminate on that date.

     The Board of Directors may, at any time, terminate, amend, or suspend the Employee Plan. In addition, the Committee may, with certain exceptions, amend any provision of the Employee Plan.

     The Employee Plan, without giving affect to the Employee Plan Amendment, provides for the grant of Awards to purchase or transfer up to an aggregate of 3,000,000 shares of the Common Stock of the Company (subject to an antidilution provision providing for adjustment in the event of certain changes in the Company's capitalization as described more fully below), of which 929,103 shares remained available as of May 3, 1996, for future grant. The Employee Plan Amendment would increase the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Employee Plan to an aggregate of 4,000,000 shares.

     The Employee Plan provides for antidilution adjustments in the event of a reclassification, stock dividend or stock split. Upon the dissolution or liquidation of the Company, of upon a change-in-control, sales of assets, merger or consolidation of the Company as a result of which the Company is not the surviving entity, the Employee Plan shall terminate, and any outstanding awards shall become exercisable for period of time set by Committee.

     The Employee Plan currently provides that the Board of Directors may amend the Employee Plan at any time; provided, however, that no amendment may operate to increase the maximum number of aggregate shares issuable, materially increase the benefits accruing to participants or change the classes of eligible persons under the Employee Plan without the approval of the holders of a majority of the shares of Common Stock and Class B Common Stock.

     The affirmative vote of a majority of shares of Common Stock and Class B Common Stock voting at the Annual Meeting if a quorum is present will be necessary for the approval of the Employee Plan Amendment.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
               "FOR" THE APPROVAL OF THE EMPLOYEE PLAN AMENDMENT.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be presented for action at the Annual Meeting. If any matters properly come before the meeting, however, John R. Hindman, Secretary of the Company, and the proxy agent named in the enclosed proxy, will vote on such matters in accordance with his best judgment.

     Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders for fiscal 1996 must be received by the Company by August 26, 1996, in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          /s/ John R. Hindman
                                          -------------------
                                          John R. Hindman
                                          Secretary

May 10, 1996
St. Petersburg, Florida

                                                                     EXHIBIT 1

                            PRECISION SYSTEMS, INC.

                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

I. PURPOSE

     It is the belief of the management of Precision Systems, Inc. (the "Corporation") that the Board of Directors of the Corporation will effect decisions and render guidance to the Corporation which will materially enhance the stability and economic growth of the Corporation. Accordingly, Directors not also serving as employees of the Corporation should be afforded the opportunity to acquire shares of authorized common stock. By providing this opportunity through the adoption of a Stock Option Plan for Outside Directors (the "Plan"), it is the intention of the Corporation to give appropriate recognition to a group of individuals who will have continuing responsibility for the Corporation's growth and profitability.

II. ELIGIBILITY

     The only persons eligible to receive Options under the Plan shall include each of the Corporation's existing and future Directors who are not also employees of the Corporation.

III. SHARES SUBJECT TO THE PLAN

     The shares which shall be issued and delivered upon exercise of Options granted under the Plan shall be shares of the Corporation's Common Stock. The maximum number of shares which may be issued upon exercise of Options granted under the Plan shall not exceed 500,000 shares. If any Option expires or terminates prior to being fully exercised, any shares allocable to the unexercised portion of such Option shall thereafter be made subject to the terms of the Plan.

     Appropriate adjustments in the number of shares available under the Plan and in the Option price per share shall give effect to adjustments made in the number of shares of stock outstanding as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change in the capital structure of the Corporation.

IV. TERMS AND CONDITIONS

  (a) Grant of Options

     Subject to the provisions of the Plan, Directors of the Corporation shall be granted Non-qualified Stock Options for the purchase of shares of Common Stock of the Corporation.

  (b) Option Agreement

     Each Option shall be evidenced by a written agreement between the Corporation and the Director specifying the number of shares of common stock that may be purchased by its exercise.

  (c) Date of Grant

     The date on which an option is granted shall be either: (1) the effective date of the adoption of the Plan as set forth in Article V hereof (the "Effective Date") for those individuals who are serving on the Board of Directors as of such date and who are not employees of the Company; (2) the first day on which a Director who is not also an employee is first elected to the Board of Directors; or (3) the date on which an Option is issued in substitution for an Option previously granted under the Plan or an Option previously granted is subsequently amended.

  (d) Option Price

     Each Option Agreement shall state the purchase price of each share of Common Stock which may be acquired upon exercising the Option, which price shall be the fair market value of each share as of the Date of Grant. Fair Market Value shall be deemed to be the closing price of the Common -- Stock of the Corporation on the applicable Date of Grant, as published by the national securities exchange on which the shares are traded. If such price is not published for the Date of Grant such value shall be deemed to be the closing price on the trading date occurring the nearest to and before the valuation date or if no trading in the Common Stock shall have developed prior to such date, the trading date on which regular way trading develops next following the valuation date. If the Common Stock of the Corporation is not traded on an exchange, the Fair Market Value shall be the mean of the closing bid and asked prices on the Date of Grant or, if available, the closing trade price on the Date of Grant. Notwithstanding the foregoing, if the Date of Grant is the Effective Date, the Fair Market Value shall be deemed to be the average for the ten trading days immediately following the date on which trading in the Corporation's Common Stock first develops of (i) the mean of the daily closing bid and ask prices for the Common Stock or (ii) if available, the closing trade prices on such days.

  (e) Number of Shares Granted

     Each Director shall receive a Non-qualified Stock Option to purchase 25,000 shares of Common Stock of the Corporation on the date of grant. This grant shall occur automatically on either: (1) The Effective Date; or (2) The first day upon which a Director who is not also an employee is first elected to the Board of Directors.

  (f) Option Period and Restrictions of Exercise

     The 25,000 Option shares shall be exercisable in the following manner for the periods specified:

          8,334 Option shares shall first become exercisable on the date of grant and must be fully exercised within five years from the date granted. The failure to exercise the 8,334 Option shares during this five-year period shall mean that such Options shall be forfeited.

          8,333 Option shares shall become exercisable one year from the date such Option shares were granted and must be exercised within five years from the date such Option shares become first exercisable. The failure to exercise the 8,333 Option shares during this five-year period shall mean that such options shall be forfeited.

          8,333 Option shares shall become exercisable two years from the date such Option shares were granted and must be exercised within five years from the date such Option shares become first exercisable. The failure to exercise the 8,333 Option shares during this five-year period shall mean that such Options shall be forfeited.

  (g) Manner of Exercise

     Subject to the conditions and restrictions contained in paragraph (h) this
Article IV, the Option shall be exercised by delivering written notice of exercise to the Corporate Secretary of Precision Systems, Inc. Such notice shall be irrevocable and must be accompanied by payment in cash and a signed Option exercise form. If prior authorization has been obtained, payment for the shares may be made by delivery of Common Stock of the Corporation.

  (h) Transferability and Termination of Option

     Each Option granted hereunder may be exercised only by the individual to whom it is issued and only during the period in which he or she is serving as an outside Director of the Corporation or within the thirty (30) day period following his or her resignation or other termination of such service for any reason other than death. If such holder dies before fully exercising any portion of an option then exercisable, such Option may be exercised by such holder's legal representative(s), heir(s) or devisee(s) at any time within the six (6) month period following his or her death.

     In the event that an outside Director becomes a full-time employee of the Corporation, the outside Director shall not have to forfeit the 25,000 Option shares granted pursuant to this Plan. However, the outside Director shall have to satisfy all other terms and provisions of this Plan with respect to the Options granted hereunder.

  (i) Modification or Substitution of Options

     Subject to the terms and conditions and within the limitations of the Plan, the members of the Board of Directors who are not eligible to participate in the Plan may modify, extend or renew outstanding Options granted under the Plan and accept the surrender and cancellation of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore or options as amended.

  (j) Amendment

     No amendment to this Article IV of the Plan may be made more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

  (k) Acceleration of Vesting

     Upon the occurrence of a Change in Control (as hereinafter defined, each Option granted hereunder shall immediately become exercisable with respect to all Option Shares which had not been forfeited prior to such period and which Option shares were otherwise not exercisable as of such date. Option shares which have been accelerated pursuant to this provision shall be exercisable for a period of five years following such Change in Control. A Change in Control shall be deemed to have occurred at such time as either (i) the Corporation is merged or consolidated with or into another entity (the "Merger Partner") and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former shareholders of the Corporation, as the same may have existed prior to such merger or consolidation, but excluding from such determination the interests held by any affiliate (as such term is used in the Securities Exchange Act of 1934 (the "Exchange Act")) of the Merger Partner prior to such merger or consolidation, or (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof) other than the Corporation, a wholly-owned subsidiary of the Corporation, an employee benefit plan of the Corporation or one of its subsidiaries , an officer or director of the Corporation or an affiliate of an officer or director or a person who is the beneficial owner of more than thirty percent (30%) of either the Company's Common Stock or Class B Common Stock at the date this Plan is adopted becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Common Stock or Class B Common Stock of the Company.

V. EFFECTIVE DATE AND TERM OF PLAN

     The effective date of the Plan shall be the date on which Home Shopping Network, Inc. ("HSN") effects the distribution of all of the outstanding capital stock of the Corporation to the stockholders of HSN following ratification and approval of the adoption of the Plan by HSN as the sole stockholder of PSi prior to such distribution. The Plan shall remain in existence for a period of ten years thereafter. No Option may be granted subsequent to the expiration date of the Plan, but Options then outstanding shall be exercisable in accordance with the terms hereof.

VI. AMENDMENT

     The Board of Directors may at any time suspend or discontinue the Plan, but no amendment shall be authorized without shareholder approval which (i) materially increases the benefits accruing to participants under the Plan; (ii) materially increases the number of securities which may be issued under the Plan, except as otherwise provided in Article III; or (iii) materially modifies the requirements as to eligibility for participation in the Plan.

                                                                      EXHIBIT 2

                 FIRST AMENDMENT TO THE PRECISION SYSTEMS, INC.
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     This is the First Amendment (the "Amendment") to the Stock Option Plan for Outside Directors (the "Plan") of Precision Systems, Inc., a Delaware corporation (the "Corporation").

     1. Paragraph (c) to Article IV, Terms and Conditions, of the Plan is hereby amended to read as follows:

          The date (the "Date of Grant") on which any option is granted pursuant to this Plan (an "Option") shall be: (1) the effective date of the adoption of the Plan (the "Effective Date") for those individuals who are serving on the Board of Directors as of such date and who are not employees of the Company; (2) the day on which a Director who is not also an employee is first elected to the Board of Directors; (3) the date on which an Option is issued in substitution for an Option previously granted under the Plan or an Option previously granted is subsequently amended; or (4) the date on which a Director is entitled to receive an Option under paragraph (e)(2) of this Article IV.

     2. Paragraph (e) to Article IV, Terms and Conditions, of the Plan is hereby amended to read as follows:

          (e) Number of Shares Granted

     (1) Initial Option. Each Director shall automatically be granted an Option to purchase 25,000 shares of Common Stock (the "Initial Option") as of the day on which a Director who is not also an employee of the Corporation is first elected to the Board of Directors.

     (2) Tenure Option. Each Director, who is not also an employee, shall automatically be granted, in addition to the Option granted pursuant to paragraph (e)(1) of Article IV of the Plan, an Option to purchase an additional 25,000 shares of Common Stock of the Corporation (the "Tenure Option"), exercisable in accordance with the provisions of paragraph (f)(2) of this
Article IV. The grant of a Tenure Option shall occur automatically on either:
(1) the date that this Amendment is approved by the Board of Directors ("Approval Date") with respect to each Director who has served as a director for one full calendar year as of such date; or (2) the date of each Director's first anniversary of his or her initial election to the Board of Directors, with respect to each Director who has not served as a director for one full calendar year as of the Approval Date. For purposes of paragraph (d) of this Article IV, Option Price, the purchase price of each share of Common Stock which may be acquired upon exercising the Tenure Option shall be the fair market value of each share as of the Date of Grant for such Tenure Option. Fair Market Value shall be deemed to be the closing price of the Common Stock of the Corporation on the Date of Grant, as published by the national securities exchange on which the shares are traded. If such price is not published for the Date of Grant such value shall be deemed to be the closing price on the trading date occurring the nearest to and before the valuation date.

     3. Paragraph (f) of Article IV, Terms and Conditions, of the Plan is hereby amended to read as follows:

          (f) Option Period and Restrictions of Exercise

     (1) The Initial Option. Each Initial Option granted pursuant to the Plan shall be exercisable in the following manner of the periods specified:

          8,334 Initial Option shares shall first become exercisable on the Date of Grant of the Initial Option and must be fully exercised within five years from the date such Initial Option shares become first exercisable. The failure to exercise the Initial Option with respect to such shares during this five-year period shall mean that the Initial Option shall be forfeited with respect to such shares.

          8,333 Initial Option shares shall become exercisable one year from the date such Initial Option shares were granted and must be exercised within five years from the date such Option shares become first exercisable. The failure to exercise the Initial Option with respect to such shares during this five-year period shall mean that the Initial Option shall be forfeited with respect to such shares.

          8,333 Initial Option shares shall become exercisable two years from the date such Initial Option shares were granted and must be exercised within five years from the date such Option shares become first exercisable. The failure to exercise the Initial Option with respect to such shares during this five-year period shall mean that the Initial Option shall be forfeited with respect to such shares.

     (2) The Tenure Option. Each Tenure Option shall be exercisable in the following manner for the periods specified:

          5,000 Tenure Option shares shall first become exercisable on the Date of Grant of such Tenure Option and must be exercised within five years from the date such Tenure Option shares become first exercisable. The failure to exercise the Tenure Option with respect to such shares during this five-year period shall mean that the Tenure Option shall be forfeited with respect to such shares.

          5,000 Tenure Option shares shall become exercisable one year from the Date of Grant of such Tenure Option and must be exercised within five years from the date such Tenure Option shares become first exercisable. The failure to exercise the Tenure Option with respect to such shares during this five-year period shall mean that the Tenure Option shall be forfeited with respect to such shares.

          5,000 Tenure Option shares shall become exercisable two years from the Date of Grant of such Tenure Option and must be exercised within five years from the date such Tenure Option shares become first exercisable. The failure to exercise the Tenure Option with respect to such shares during this five-year period shall mean that the Tenure Option shall be forfeited with respect to such shares.

          5,000 Tenure Option shares shall become exercisable three years from the Date of Grant of such Tenure Option and must be exercised within five years from the date such Tenure Option shares become first exercisable. The failure to exercise the Tenure Option with respect to such shares during this five-year period shall mean that the Tenure Option shall be forfeited with respect to such shares.

          5,000 Tenure Option shares shall become exercisable four years from the Date of Grant of such Tenure Option and must be exercised within five years from the date such Tenure Option shares become first exercisable. The failure to exercise the Tenure Option with respect to such shares during this five-year period shall mean that the Tenure Option shall be forfeited with respect to such shares.

     4. Paragraph (h) of Article IV of the Plan is hereby amended to read as follows:

        (h) Transferability and Termination of Option

          Each Option granted hereunder may be exercised only by the individual to whom it is issued and only during the period in which he or she is serving as an outside Director of the Corporation or within the ninety (90) day period following his or her resignation or other termination of such service for any reason other than death. If such holder dies before fully exercising any portion of an option then exercisable, such Option may be exercised by such holder's legal representative(s), heir(s) or devisee(s) at any time within the six (6) month period following his or her death.

          In the event that an outside Director becomes an employee of the Corporation, the Director shall not be required to forfeit any Option granted pursuant to this Plan; provided, however, such Director shall have to satisfy all other terms and provisions of this Plan with respect to any options granted hereunder.

     5. The effective date of the Amendment to the Plan shall be the date on which this Amendment is approved by the Board of Directors of the Corporation subject only to the subsequent approval of this Amendment by the stockholders of the Corporation pursuant to the By-laws. Options (and any Option shares issued pursuant thereto) granted pursuant to this Amendment upon the adoption of the Amendment by the Board of Directors shall be granted conditionally and subject only to stockholder approval at the annual or special meeting of the stockholders following adoption by the Board of Directors.

     6. Except as amended, modified or supplemented by this Amendment, the terms, conditions and provisions of the Plan shall remain in full force and effect. This Amendment shall not be deemed to amend, modify, alter or otherwise affect the terms and conditions of any option granted pursuant to the Plan prior to the date on which this Amendment is adopted.

     Authorized and approved by the Board of Directors of the Corporation this 31st day of January, 1996.

     Ratified and approved by the stockholders of the Corporation this 13th day of June, 1996.

                                                                     EXHIBIT 3

                SECOND AMENDMENT TO THE PRECISION SYSTEMS, INC.
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     This is the Second Amendment (the "Amendment") to the Stock Option Plan for Outside Directors (the "Plan") of Precision Systems, Inc., a Delaware corporation (the "Corporation").

     1. Paragraph (c) to Article IV of the Plan is hereby amended to add "or
(e)(3)" immediately following the reference to paragraph (e)(2) therein and prior to the word "of" in subclause (4) of such paragraph.

     2. A new clause (3) is hereby added to paragraph (e) of Article IV of the Plan as follows:

          (3) Additional Grant of Shares to Chairman of the Board. The Chairman of Board, provided that he or she is not also an employee, shall automatically be granted, in addition to the Options granted pursuant to paragraphs (e)(1) and (e)(2) of Article IV of the Plan, an Option to purchase 50,000 shares of Common Stock of the Corporation (the "COB Option"), exercisable in accordance with the provisions of paragraph (f)(3) of this Article IV. The grant of the COB Option shall occur automatically on either: (1) the date that this Amendment is approved by the Board of Directors provided the Chairman of the Board that has served as Chairman of the Board for one full calendar year; (2) the date of such Director's first anniversary of his or her election as Chairman of the Board. For purposes of paragraph (d) of this Article IV, Option Price, the purchase price of each share of Common Stock which may be acquired upon exercising the COB Option granted under this paragraph (e)(3) shall be the fair market value of each share as of the Date of Grant of such Option. Fair Market Value shall be deemed to be the closing price of the Common Stock of the Corporation on the Date of Grant, as published by the national securities exchange on which the shares are traded. If such price is not published for the Date of Grant such value shall be deemed to be the closing price on the trading date occurring the nearest to and before the valuation date.

     3. A new clause (3) is hereby added to paragraph (e) of Article IV of the Plan as follows:

          (3) COB Option. The COB Option shall be exercisable in the following manner for the periods specified:

             10,000 COB Option shares shall first become exercisable on the Date of Grant of the COB Option and must be exercised within five years from the date such COB Option shares become first exercisable. The failure to exercise the COB Option with respect to such shares during this five-year period shall mean that the COB Option shall be forfeited with respect to such shares.

             10,000 COB Option shares shall become exercisable one year from the Date of Grant of the COB Option and must be exercised within five years from the date such COB Option shares become first exercisable. The failure to exercise the COB Option with respect to such shares during this five-year period shall mean that the COB Option shall be forfeited with respect to such shares.

             10,000 COB Option shares shall become exercisable two years form the Date of Grant of the COB Option and must be exercised within five years from the date such COB Option shares become first exercisable. The failure to exercise the COB Option with respect to such shares during this five-year period shall mean that the COB Option shall be forfeited with respect to such shares.

             10,000 COB Option shares shall become exercisable three years from the Date of Grant of the COB Option and must be exercised within five years from the date such COB Option shares become first exercisable. The failure to exercise the COB Option with respect to such shares during this five-year period shall mean that the COB Option shall be forfeited with respect to such shares.

             10,000 COB Option shares shall become exercisable four years from the Date of Grant of the COB Option and must be exercised within five years from the date such COB Option shares become first exercisable. The failure to exercise the COB Option with respect to such shares during this five-year period shall mean that the COB Option shall be forfeited with respect to such shares.

                                      III-1

     4. The effective date of the Amendment to the Plan shall be the date on which this Amendment is approved by the Board of Directors of the Corporation subject only to the subsequent approval of this Amendment by the stockholders of the Corporation pursuant to the By-laws. Options (and any Option shares issued pursuant thereto) granted pursuant to this Amendment upon the adoption of the Amendment by the Board of Directors shall be granted conditionally and subject only to stockholder approval at the annual or special meeting of the stockholders following adoption by the Board of Directors.

     5. Except as amended, modified or supplemented by this Amendment, the terms, conditions and provisions of the Plan shall remain in full force and effect. This Amendment shall not be deemed to amend, modify, alter or otherwise affect the terms and conditions of any Option granted pursuant to the Plan prior to the date on which this Amendment is adopted.

     Authorized and approved by the Board of Directors of the Corporation this 31st day of January, 1996.

     Ratified and approved by the stockholders of the Corporation this 13th day of June, 1996.

                                      III-2

                                [RECYCLE LOGO]
                           Printed on recycled paper

                                                                   Appendix



                            PRECISION SYSTEMS, INC.
                              REVOCABLE PROXY FOR
                     JUNE 13, 1996 MEETING OF SHAREHOLDERS

                                  COMMON STOCK

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRECISION
                                 SYSTEMS, INC.
    The undersigned hereby appoints John R. Hindman, Secretary of Precision Systems, Inc. (the "Company"), proxy with full power of substitution, to vote all shares of Common Stock the undersigned is entitled to vote at the Meeting of Shareholders of the Company to be held at the Tampa Bay Conference Center, 6152 126th Avenue, Largo, Florida, at 2:00 p.m. Eastern Daylight Time on June 13, 1996, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

1. Election of Directors

   / / FOR the nominees listed below (except as marked to the contrary below)        / / WITHHOLD AUTHORITY

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee named in the list below.)

 Richard T. Liebhaber        Kwang-I Yu        Russell I. Pillar
                          Hector Alcalde        Bert Kolde

2. Approval of the First Amendment to the Stock Option Plan for Outside
   Directors.

               / / FOR            / / AGAINST            / / ABSTAIN

3. Approval of the Second Amendment to the Stock Option Plan for Outside Directors.

               / / FOR            / / AGAINST            / / ABSTAIN

4. To amend Section 5(a) of the Employee Stock Option and Restricted Stock Plan (the "Employee Plan") to increase the aggregate number of shares that are available for issuance under the Employee Plan to 4,000,000 from 3,000,000 shares.

               / / FOR            / / AGAINST            / / ABSTAIN

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5

                           (Continued on other side)

                          (Continued from other side)

5. To act upon, as determined in the best judgement of the Secretary of the Company who will serve as proxy agent, such other matters as may properly come before the annual meeting.

               / / FOR            / / AGAINST            / / ABSTAIN

    Shares represented by this proxy will be voted as directed by the shareholder. If no direction is supplied, the proxy will be voted "FOR" proposals 1, 2, 3, 4 and 5.

    ALL AS SET OUT IN THE NOTICE AND PROXY STATEMENT RELATING TO THE MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

                                              Dated                 , 19
                                                    ----------------   ---------

                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                          Signature

                                              (Please sign exactly as name
                                              appears at left. If stock is owned
                                              by more than one person, all
                                              owners should sign. Persons
                                              signing as executors,
                                              administrators, trustees or in
                                              similar capacities should so
                                              indicate.)

                                                VOTES MUST BE INDICATED /X/ IN
                                                      BLACK OR BLUE INK.